UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 22, 2021 (February 21, 2021)

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement.

On February 21, 2021, Principal Financial Group, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (collectively, “Elliott”).

Pursuant to the Cooperation Agreement, the Company has agreed to take such actions as are necessary within two (2) business days to (i) elect Mary Elizabeth “Maliz” Beams (the “New Independent Director”) to the Company’s board of directors (the “Board”) and (ii) appoint the New Independent Director to the Board’s Finance Committee (the “Finance Committee”). In addition, the Company has agreed that the Company and Elliott will cooperate to identify and mutually agree upon an additional independent director with expertise and skills as determined by the Board’s Nominating and Governance Committee (the “Additional New Independent Director” and, together with the New Independent Director, the “New Directors”) and that, by September 30, 2021, the Board and all applicable committees thereof will take such actions as are necessary to elect the Additional New Independent Director to the Board.

The Cooperation Agreement provides for customary director replacement rights for the New Directors during the Cooperation Period (as defined below), pursuant to which the Company and Elliott have agreed to cooperate to identify mutually acceptable substitutes to the extent either of the New Directors ceases to serve as a director. Similar rights apply if the New Independent Director ceases to serve on the Finance Committee prior to the Company’s proposed investor day, which will occur on or before June 30, 2021. Elliott’s rights in connection with identifying such substitutes terminate at such time as Elliott’s net long economic exposure to the Company’s common stock falls below 2%.

Under the terms of the Cooperation Agreement, Elliott has agreed to abide by customary standstill restrictions (subject certain exceptions relating to private communications to the Company) until thirty (30) days prior to the deadline for the submission of stockholder nominations for non proxy-access director candidates for the Company’s 2022 annual meeting of stockholders (the “Cooperation Period”), including that Elliott will not, among other things, (A) engage in transactions resulting in Elliott’s beneficial ownership exceeding 5% of the Company’s common stock, or its aggregate economic exposure exceeding 9.9% of the Company’s common stock, (B) seek any additional representation on the Board, (C) make any requests for stock list materials or other books and records of the Company, (D) engage in any solicitation of proxies or (E) make certain proposals relating to extraordinary transactions publicly or in a manner that would require public disclosure. The Cooperation Agreement provides that the standstill restrictions will terminate automatically upon certain events, including, among other things, the Company’s material breach of the Cooperation Agreement and the Company’s entry into certain change-of-control and other extraordinary transactions.

Under the Cooperation Agreement, Elliott has agreed to appear in person or by proxy at any annual or special meeting of the Company’s stockholders held during the Cooperation Period and to vote (i) in favor of the slate of directors nominated by the Board for election, and in accordance with the recommendations of the Board on all other proposals and (ii) against the removal of any incumbent directors or the election of any director nominees not recommended by the Board; provided, however, that if both Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to any of the Company’s proposals at any such meeting (other than proposals relating to the election or removal of directors, the size of the Board, or filling vacancies on the Board), Elliott is permitted to vote in accordance with the ISS or Glass Lewis recommendation. The Company and Elliott also agreed to customary mutual non-disparagement obligations.

To enable the election of the New Independent Director, the Company has expanded the size of the Board from twelve (12) to thirteen (13) members. The Company has agreed that, (i) from the election of the New Independent Director as a member of the Board until the end of the Cooperation Period, the size of the Board will be no greater than thirteen (13) members, and (ii) from the election of the Additional New Independent Director as a member of the Board until the end of the Cooperation Period, the size of the Board will be no greater than fourteen (14) members.

Concurrently with their entry into the Cooperation Agreement, the Company and Elliott entered into an information sharing agreement (the “Information Sharing Agreement”) to enable the Company to share with Elliott certain confidential information related to a review to be overseen by the Finance Committee in advance of the Company’s proposed investor day, which will occur on or before June 30, 2021.

On February 22, 2021, the Company issued a press release announcing the signing of the Cooperation Agreement and the Information Sharing Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Cooperation Agreement, on February 21, 2021 the Board appointed the New Independent Director to the Board as a Class I member, with an initial term expiring at the 2023 Annual Meeting, effective 5:00 p.m., Central Time, on February 23, 2021. The Board has affirmatively determined, upon the recommendation of its Nominating and Governance Committee, that the New Independent Director is “independent” under the rules of the Nasdaq Global Select Market LLC. The Board has also determined, upon the recommendation of its Nominating and Governance Committee, to appoint the New Independent Director to the Finance Committee.

The New Independent Director will receive compensation consistent with that received by the Company’s other non-employee directors. A description of the compensatory arrangements for non-employee directors will be included in the Company’s proxy statement on Schedule 14A for the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), which will be filed with the U.S. Securities and Exchange Commission prior to the 2021 Annual Meeting. In connection with the election of the New Independent Director, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with the New Independent Director similar to the indemnification agreement entered into with all other members of the Board, the form of which is filed as Exhibit 10.12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

There are no arrangements or understandings between the New Independent Director and any other person pursuant to which the New Independent Director, was elected to the Board, other than with respect to the matters referred to in Item 1.01. There are no transactions in which the New Independent Director has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, at this time.

Item 9.01	Financial Statements and Exhibits.

10.1	Cooperation Agreement, dated as of February 21, 2021, by and among Principal Financial Group, Inc., Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership.

99.1	Press Release of Principal Financial Group, Inc. dated February 22, 2021.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.
	By:	/s/ John Egan
	Name:	John Egan
	Title:	Vice President – Investor Relations

Date: February 22, 2021

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